SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           UNION BANKSHARES, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how
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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

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         (2)   Form, Schedule or Registration Statement No.:

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


                           Union Bankshares, Inc.
                           ----------------------

                           Union Bankshares, Inc.
                            20 Lower Main Street
                                 PO Box 667
                            Morrisville, VT 05661
                               (802) 888-6600


                                                             April 14, 2006

Dear Shareholder,

The 115th Annual Meeting of the Shareholders of Union Bankshares, Inc. will be held May 17th at 3:00 p.m. at the offices of Union Bank, located at 20 Lower Main Street, Morrisville, Vermont. You are cordially invited to attend.

Enclosed with this mailing is a Notice of Annual Meeting, a Proxy Statement and a Proxy Card for voting your shares.

Also enclosed is a copy of the Annual Report of Union Bankshares, Inc. and its wholly-owned subsidiary, Union Bank, for the year ended December 31, 2005. The report includes a letter to shareholders, audited consolidated financial statements, summary of financial highlights, management's discussion and analysis of financial results, and other information about the Company.

Your attendance and vote at the annual meeting are important. We hope you will join us immediately following the meeting for light refreshments and an informal gathering of shareholders, directors and bank officers.

Sincerely,

/s/ Kenneth D. Gibbons

Kenneth D. Gibbons
President and CEO

                           Union Bankshares, Inc.
                           ----------------------

                                  NOTICE OF
                     2006 ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON WEDNESDAY, MAY 17, 2006

To the Shareholders of
Union Bankshares, Inc.:

The Annual Meeting of Shareholders of Union Bankshares, Inc. will be held at 3:00 p.m., local time, on Wednesday, May 17, 2006, at the banking offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont, for the following purposes:

      1. To fix the number of directors at eight for the ensuing year and to elect eight directors (or such lesser number as circumstances may warrant), all of whom will serve for one-year terms and until their successors are elected and qualified; and

      2. To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

                                       By Order of the Board of Directors,

                                       /s/ Robert P. Rollins

                                       Robert P. Rollins
                                       Secretary

Morrisville, Vermont
April 14, 2006

                           YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. SHOULD YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                              TABLE OF CONTENTS

PROXY STATEMENT                                                           1
INFORMATION ABOUT THE MEETING                                             1
  Why have I received these materials?                                    1
  Who is entitled to vote at the annual meeting?                          1
  How do I vote my shares at the annual meeting?                          1
  Can I change my vote after I return my proxy card?                      2
  Can I vote in person at the meeting instead of voting by proxy?         2
  What does it mean if I receive more than one proxy card?                2
  What is a broker non-vote?                                              2
  What constitutes a quorum for purposes of the annual meeting?           2
  What vote is required to approve matters at the annual meeting?         3
  Do broker non-votes affect the outcome of shareholder votes?            3
  How does the Board recommend that I vote my shares?                     3
  How are proxies solicited?                                              3
  Who pays the expenses for soliciting proxies?                           3
SHARE OWNERSHIP INFORMATION                                               4
  Share Ownership of Management and Principal Holders                     4
  Section 16(a) Beneficial Ownership Reporting Compliance                 5
PROPOSAL 1: TO ELECT DIRECTORS                                            5
  Directors' Compensation                                                 6
  Attendance at Directors' Meetings                                       7
  Director Independence                                                   7
Board Committees and Corporate Governance                                 7
  Audit Committee                                                         7
    Compensation Committee                                                8
    Nominating Functions                                                  8
    Shareholder Recommendations for Board Nominations                     9
  Codes of Ethics                                                         9
  Attendance at Annual Meeting of Shareholders                            9
  Communicating with the Board                                           10
  Transactions with Management and Directors                             10
  Compensation Committee Interlocks and Insider Participation            10
  Vote Required                                                          10
AUDIT COMMITTEE REPORT                                                   10
COMPENSATION COMMITTEE REPORT                                            12
STOCK PERFORMANCE GRAPH                                                  14
EXECUTIVE OFFICERS                                                       15
EXECUTIVE COMPENSATION                                                   15
  Summary Compensation Table                                             16
  Benefit Plans                                                          17
    Union Bankshares, Inc. Incentive Stock Option Plan                   17
    Union Bank Discretionary Bonus Payments                              18
    Union Bankshares, Inc. Deferred Compensation Plan                    19
    Union Bank Defined Benefit Pension Plan                              19
    Union Bank 401(k) and Profit Sharing Plan                            20
    Other Employee Benefit Plans                                         20
INDEPENDENT AUDITORS                                                     21
  Audit Fees                                                             22
  Audit Committee Pre-Approval Guidelines                                22
SHAREHOLDER PROPOSALS                                                    22
OTHER MATTERS                                                            23

                           UNION BANKSHARES, INC.
                            20 Lower Main Street
                            Morrisville, VT 05661
                               (802) 888-6600

                               PROXY STATEMENT

                       Annual Meeting of Shareholders

                                May 17, 2006

                        INFORMATION ABOUT THE MEETING

Why have I received these materials?

We are sending this proxy statement and proxy card on behalf of the Board of Directors to solicit your vote on matters to be voted on at the annual meeting of the shareholders of Union Bankshares, Inc. (the "Company," "we" or "our") to be held at 3:00 p.m. local time on Wednesday, May 17, 2006, at the offices of our subsidiary, Union Bank at 20 Lower Main Street, Morrisville, Vermont. This proxy statement and proxy card are accompanied by the Company's Annual Report to Shareholders for the year ended December 31, 2005, which contains the Company's audited consolidated financial statements. These materials were first sent to our shareholders on or about April 14, 2006. You are cordially invited to attend the annual meeting and are requested to vote on the proposal to elect directors, as described in this proxy statement.

Who is entitled to vote at the annual meeting?

Only holders of record of the Company's common stock, $2.00 par value per share, as of the close of business on March 31, 2006 (the record date for the meeting), will be entitled to vote at the annual meeting. On March 31, 2006, there were 4,540,837 shares of the Company's common stock outstanding, and each such share is entitled to one vote on each matter presented for vote at the annual meeting. At this time, the only matter we are aware of that will be presented for vote at the meeting is the election of directors.

How do I vote my shares at the annual meeting?

If you are a shareholder of record of the Company's common stock, you may complete and sign the accompanying proxy card and return it in the enclosed postage-paid envelope, or you may deliver it in person to the Corporate Secretary or the Assistant Corporate Secretary at the offices of Union Bank, 20 Lower Main Street, Morrisville, VT 05661. You are a shareholder of record if you hold your stock in your own name on the Company's shareholder records maintained by our transfer agent and wholly-owned subsidiary, Union Bank (the "Bank").

"Street name" shareholders of common stock who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form. Street name shareholders are shareholders who hold their common stock indirectly, through a bank, broker or other nominee.

Can I change my vote after I return my proxy card?

Yes, after you have submitted a proxy, you may change your vote at any time before the proxy is exercised at the annual meeting.

Shareholders of record may change their vote by submitting a written notice of revocation or a proxy bearing a later date. You may file a notice of revocation or request a new proxy by contacting the Assistant Corporate Secretary, JoAnn Tallman at Union Bank, 20 Lower Main Street, Morrisville, VT 05661, or by calling her at (802) 888-6600.

"Street name" shareholders who wish to change their vote should contact the institution that holds their shares and follow the applicable procedures prescribed by the institution.

Can I vote in person at the meeting instead of voting by proxy?

Yes, a ballot will be available at the annual meeting for shareholders of record who wish to vote in person. However, we encourage you to complete and return the enclosed proxy card to be certain that your shares are represented and voted, even if you should be unable to attend the meeting in person. If you wish, you may revoke your previously given proxy at the annual meeting and vote by ballot instead.

If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from the bank, broker or nominee in order to vote your shares at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered differently in more than one account (for example, "John Doe" and "J. Doe"). To ensure that all your shares are voted, you should complete, sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. You may do so by contacting Assistant Corporate Secretary JoAnn Tallman at Union Bank, 20 Lower Main Street, Morrisville, VT 05661, or by calling her at (802) 888-6600.

What is a broker non-vote?

Under stock exchange rules and brokerage industry practices, a broker may generally vote the shares it holds for customers on routine matters, but requires voting instructions from the customer on other, nondiscretionary matters. A broker non-vote occurs when a broker votes less than all of the shares it holds of record for any reason, including with respect to nondiscretionary matters where customer instructions have not been received. The "missing" votes in such a case are broker non-votes.

Election of directors at the annual meeting is considered to be a routine matter for purposes of a broker's discretionary voting authority.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Proxies marked as "WITHHOLD AUTHORITY" on the election of directors (including proxies containing broker non-votes) will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast.

If a matter is considered to be routine (such as an uncontested election of directors), broker non-votes are counted for determining a quorum on that matter, since the broker is entitled to vote those shares under its discretionary authority. On any matter considered to be non-routine, broker non-votes would not be considered shares entitled to be voted by the broker without voting instructions from the beneficial owner, and therefore would not be counted in determining a quorum.

What vote is required to approve matters at the annual meeting?

The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast. That means that the nominees who receive the highest number of vote totals for the number of vacancies to be filled will be elected as directors. Therefore, a vote to withhold authority for any nominee or the entire slate will not affect the outcome of the election unless there are more nominees than there are vacancies to be filled.

In order to be approved, any other matter that may be voted on at the meeting would require that more votes be cast in favor of the proposal than against it. As noted above, management of the Company is not aware at this time of any matter that may be submitted to vote of the shareholders at the annual meeting other than the election of directors.

Do broker non-votes affect the outcome of shareholder votes?

Broker non-votes are not considered to be "votes cast." Because election of directors is by plurality vote, and, if presented, any other matters would be approved if more votes are cast for than against, broker non-votes would not affect the outcome of any such shareholder vote. On some non-routine matters, such as charter amendments, the applicable vote required to approve the matter may be based on a specified percentage of the outstanding shares. In such a case, broker non-votes would have the same effect as a vote against the matter.

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote FOR the proposal to set the number of directors for the ensuing year at eight and to elect the eight nominees listed in this proxy statement.

The proxy card gives you the ability to vote FOR, or WITHHOLD AUTHORITY from voting, as to the entire slate of directors, or as to individual nominee(s). If you vote by proxy, your shares will be voted in the manner you indicate on the proxy card. If you sign and return your proxy card but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote your shares FOR the entire slate of directors, and in accordance with the recommendations of the Board of Directors on any other matters that may be presented for vote of shareholders at the meeting.

How are proxies solicited?

Proxies are being solicited by mail. Proxies may also be solicited by directors, officers or employees of the Company or Union Bank, in person or by telephone, facsimile, or electronic transmission. Those individuals will not receive any additional compensation for such solicitation.

Who pays the expenses for soliciting proxies?

The Company pays the expenses for soliciting proxies for the annual meeting. These expenses include costs relating to preparation, mailing and returning of proxies. In addition, we may reimburse banks, brokers or other nominee holders for their expenses in sending proxy materials to the beneficial owners of our common stock.

                         SHARE OWNERSHIP INFORMATION

Share Ownership of Management and Principal Holders

The following table shows the number and percentage of outstanding shares of the Company's common stock owned beneficially as of March 10, 2006 by:

      * each incumbent director and nominee for director of the Company;
      * each executive officer of the Company named in the summary compensation table included elsewhere in this proxy statement;
      * all of the Company's directors and executive officers as a group; and
      * each person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the management of the Company to own beneficially more than 5% of the Company's outstanding common stock.

Except as otherwise indicated in the footnotes to the table, the named individuals possess sole voting and investment power over the shares listed.


                                                                        Shares
                                                                     Beneficially      Percent
Shareholder or Group                                                     Owned         of Class
-----------------------------------------------------------------------------------------------

Directors, Nominees and/or Executive Officers:
Cynthia D. Borck                                                      6,529 (1)           .14
Steven J. Bourgeois                                                   1,388 (2)           .03
Kenneth D. Gibbons                                                   60,944 (3)          1.34
Franklin G. Hovey, II                                               603,928 (4)(9)      13.30
Richard C. Marron                                                     3,965 (5)           .09
Marsha A. Mongeon                                                     1,333 (6)           .03
Robert P. Rollins                                                     7,133               .16
Richard C. Sargent                                                  594,843 (7)         13.10
John H. Steel                                                         5,500 (8)           .12

All Directors, Nominees and Executive Officers as a Group (9):    1,285,563             28.31

Other 5% or more Shareholders:
Genevieve L. Hovey Trust                                            422,908 (9)          9.31
Susan Hovey Mercia                                                  603,713 (9)(10)     13.29
Walter M. Sargent Revocable Trust                                   379,736 (11)         8.36

                        (footnotes on following page)




<F1>  Includes 1,250 shares Ms. Borck has the right to acquire under presently exercisable incentive stock options.
<F2>  Mr. Bourgeois has shared voting and investment power over all shares listed.
<F3>  Mr. Gibbons has shared voting and investment power over 27,672 of the shares listed. Includes 7,000 shares Mr. Gibbons has the right to acquire under presently exercisable incentive stock options.
<F4>  Mr. Hovey, II has shared voting and investment power over 596,534 of the shares listed, including the 422,908 shares held in the Genevieve
      L. Hovey Trust.
<F5>  Mr. Marron has shared voting and investment power over all but 665 of the shares listed. Includes 650 shares held in an Individual Retirement Account (IRA) for the benefit of Mr. Marron's wife, as to which shares he disclaims beneficial ownership.
<F6>  Includes 500 shares Ms. Mongeon has the right to acquire under presently exercisable incentive stock options.
<F7>  Mr. Sargent has shared voting power over 594,828 of the shares listed. The total includes 162,000 shares held by the Copley Fund, a charitable trust of which Mr. Sargent serves as co-trustee. Mr. Sargent does not have any beneficial interest in the fund and disclaims beneficial ownership of all 162,000 shares held by the fund. The total also includes 379,736 shares held by the Walter M. Sargent Revocable Trust, of which Mr. Sargent and members of his family are beneficiaries and of which he is a co-trustee.
<F8>  Mr. Steel's total includes 1,500 shares held as custodian for his minor children under the Uniform Transfers to Minors Act.
<F9>  Mr. Hovey, II and his sister, Susan Hovey Mercia, are co-trustees and beneficiaries of the Genevieve L. Hovey Trust. Mr. Hovey and Ms. Mercia share voting and investment power over the shares held by the trust and all such shares are included in the share totals in this table for both Mr. Hovey, II and Ms. Mercia. Each of them disclaims beneficial interest in one-half of such shares, in which the other has a pecuniary interest.
<F10> Mrs. Mercia has shared voting and investment power over 596,533 of the shares listed, including the 422,908 shares held in the Genevieve
      L. Hovey Trust.
<F11> All 379,736 shares are included in the share total disclosed elsewhere in this table as beneficially owned by Richard C. Sargent, who is a co-trustee of the Trust and of which he and members of his family are beneficiaries.

                            --------------------

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and ten percent or more shareholders to file with the Securities and Exchange Commission ("SEC") reports of their ownership and changes in ownership of the Company's equity securities and to furnish the Company with copies of all such reports. Based solely on its review of copies of Section 16 reports received by it, or on written representations from certain reporting persons that no filings were required for them, the Company believes that during 2005 all Section 16(a) filing requirements applicable to its officers, directors and ten percent or more shareholders were complied with.

                       PROPOSAL 1: TO ELECT DIRECTORS

The Company's Amended and Restated Articles of Incorporation and By-laws provide for a Board of at least three directors, with the exact number to be fixed by the shareholders at each annual meeting. The Board of Directors currently consists of eight individuals and the Board has recommended that the shareholders again fix the number of directors for the ensuing year at eight, or such lesser number as circumstances require should any of the nominees be unable to serve. Each of the incumbent directors will stand for election to a one-year term.

The table below contains certain biographical information about each of the incumbent directors standing for re-election to the Board.


                             Served as
                             Director
Name and Age                 Since (1)    Principal Occupation for Past Five Years
---------------------------------------------------------------------------------------

Cynthia D. Borck, 55           1995       Vice President, Union Bankshares, Inc. and
                                          Executive Vice President, Union Bank
                                          Morrisville, VT

Steven J. Bourgeois, 57        2005       Chief Executive Officer and Principal Owner,
                                          Strategic Initiatives for Business LLC
                                          St. Albans, VT (business consulting), 2002--present.
                                          Previously, Regional President, Banknorth-Vermont,
                                          Burlington, VT and President and Chief Executive
                                          Officer, Franklin-Lamoille Bank, St. Albans, VT

Kenneth D. Gibbons, 59         1989       President and Chief Executive Officer,
                                          Union Bankshares, Inc. and Union Bank
                                          Morrisville, VT

Franklin G. Hovey, II, 56      1999       President, Hovey Enterprises, Inc.
                                          St. Johnsbury, VT (real estate)

Richard C. Marron, 68          1998       Owner, Town and Country Motor Lodge
                                          Stowe, VT

Robert P. Rollins, 67          1983       Retired Insurance Agent;
                                          Investments and real estate holdings
                                          Morrisville, VT

Richard C. Sargent, 67         1982       Attorney at Law
                                          Richard Sargent Law Office
                                          Morrisville, VT

John H. Steel, 56              2002       Owner, President and Treasurer,
                                          Steel Construction, Inc.
                                          Stowe, VT

--------------------
<F1>  Does not include prior service with Union Bank and/or Citizens
      Savings Bank and Trust Company ("Citizens") (merged into Union Bank in May, 2003). Each incumbent director is also a director of Union Bank.

Directors' Compensation

All directors of the Company receive an annual retainer of $7,024, but do not receive any fees for attendance at regular or special meetings of the Board. Directors who serve on the Company's Compen-sation and Audit Committees are paid annual retainers for their service on the respective committees. Committee members are paid $1,000 annually while the Chairs are paid $1,500 annually.

Each director of the Company also serves as a director of Union Bank. Non-employee directors of Union Bank receive an annual retainer of $5,418 and a per meeting fee of $537. Non-employee directors of the Bank who serve on the Bank's Trust Committee (the Bank Board's only committee) receive an annual retainer of $1,000 but do not receive any per meeting fees.

During 2005, Mr. Gibbons and Ms. Borck, who are full-time employees of the Bank, served as directors of both the Company and Union Bank, and received the annual retainer fee for serving on the Company's Board. Mr. Gibbons and Ms. Borck were not separately compensated for their service as directors of Union Bank nor, in the case of Ms. Borck, for her service as a member of the Bank's Trust Committee. All Company director fees paid to Mr. Gibbons and Ms. Borck are disclosed in the summary compensation table and footnotes contained elsewhere in this proxy statement under the caption "EXECUTIVE COMPENSATION--Summary Compensation Table."

Certain directors of the Company participate in the Union Bankshares, Inc. Deferred Compensation Plan, described below under the caption "EXECUTIVE COMPENSATION--Union Bankshares, Inc. Deferred Compensation Plan."

Attendance at Directors' Meetings

During 2005, the Company's Board of Directors held 14 regular meetings and no special meetings. All incumbent directors attended at least 79% of the aggregate of all such meetings and meetings of Board committees of which they were members. In addition to serving on the Company's Board, all of the Company's incumbent directors also serve on the Board of Directors of Union Bank, which meets at least twice monthly.

Director Independence

The Board of Directors has determined that each of the directors, except Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank, are independent within the meaning of American Stock Exchange
(AMEX) rules for listed companies. Under these rules, a director is generally not considered to be independent if he or she has a material relationship with the listed company (including an employment relationship) that would interfere with the exercise of independent judgment.

Board Committees and Corporate Governance

As further described below, the Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; rather, all independent directors on the Board serve the function of such a committee.

Audit Committee. The Audit Committee comprises directors Robert Rollins (Chair), Steven Bourgeois and Richard Marron. AMEX rules for listed companies and applicable securities laws require that the Company have an Audit Committee consisting of at least three directors, each of whom is independent. AMEX rules also require that all members of a listed company's audit committee be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and require that at least one member of the committee qualify as "financially sophisticated," based on past employment experience in finance or accounting, professional accounting certification or other comparable experience or background. Similarly, SEC rules require that at least one member of the Audit Committee qualify as a "financial expert." The Board of Directors, in its discretion, and based on all of the information available to it, has determined that each of the members of the Audit Committee is independent under applicable legal standards and that both Mr. Bourgeois and Mr. Marron are "financially sophisticated" within the meaning of the AMEX rules and each is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee is responsible for selecting the independent auditors and determining the terms of their engagement, for reviewing the reports of the Company's internal and external auditors, for monitoring the Company's adherence to accounting principles generally accepted in the United States of America and for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its system of internal controls. In addition, the Audit Committee has established procedures for the confidential reporting of complaints (including procedures for anonymous complaints by employees) on matters of accounting, auditing or internal controls.

During 2005, the Company's Audit Committee met 9 times. A report of the Audit Committee on its 2005 activities is included elsewhere in this proxy statement under the caption "AUDIT COMMITTEE REPORT."

Compensation Committee. The Compensation Committee comprises directors Richard Sargent (Chair), Franklin Hovey, II and Robert Rollins. The Board has determined that each of such directors is independent under applicable AMEX rules for listed companies. The Compensation Committee evaluates, reviews and makes decisions or recommendations on executive salary levels, bonuses, stock option awards and benefit plans.

During 2005, the Compensation Committee met four times. A report of the Compensation Committee is set forth elsewhere in this proxy statement under the caption "COMPENSATION COMMITTEE REPORT."

Nominating Functions. In lieu of a separate committee, the functions of a nominating committee are performed by all of the Company's independent directors (all directors other than Mr. Gibbons and Ms. Borck, who are executive officers of the Company and Union Bank). The Board has elected not to establish a separate nominating committee at this time in order to obtain the widest possible input on the nominations process from all of the independent, non-management directors.

The independent directors have adopted a resolution addressing the process for director nominations, including recommendations by shareholders and minimum qualifications for director nominees. In accordance with these criteria, directors and director candidates should possess the following attributes:

      *     Strong personal integrity;
      * Previous leadership experience in business or administrative activities;
      * Ability and willingness to contribute to board activities, committees, and meetings;
      *     Willingness to apply sound and independent business judgment;
      *     Loyalty to the Company and concern for its success;
      * Awareness of a director's role in the Company's corporate citizenship and image;
      *     Willingness to assume broad, fiduciary responsibility;
      *     Familiarity with the Company's service area; and
      * Qualification as an independent director under applicable AMEX rules for listed companies.

In reviewing the composition of the Board and potential Board nominees, the directors are also mindful of the requirement that at least a majority of the directors must be independent under AMEX criteria for listed companies, and of the requirement under SEC rules and AMEX listed company criteria that at least one member of the Audit Committee must have the qualifications and skills necessary to be considered an "audit committee financial expert."

Shareholder Recommendations for Board Nominations. Shareholders of record wishing to recommend individuals to the independent directors for consideration as possible director nominees should submit the following information, in writing, at least ninety days before the annual meeting of shareholders: the name, address and share ownership of the shareholder making the recommendation; the proposed nominee's name, address, biographical information and number of shares beneficially owned (if available); and any other information that the recommending shareholder believes may be pertinent to assist in evaluating the nominee. The information should be delivered in person to the Assistant Corporate Secretary, JoAnn Tallman, at the main office of Union Bank, 20 Lower Main Street, Morrisville, Vermont, or mailed to: Chairman, Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The independent directors will use the same criteria to evaluate an individual recommended by a shareholder as they do other potential nominees. The recommending shareholder will be notified of the action taken on his or her recommendation.

Any beneficial owner of shares who is not a shareholder of record who wishes to recommend a person for consideration as a board nominee must make appropriate arrangements with such owner's (record) nominee holder to submit the recommendation through such nominee.

During the course of evaluating a potential nominee, the independent directors may contact him or her for additional background and other information as they deem advisable, and may choose to interview the potential nominee in an effort to determine his or her qualifications under the specified criteria, as well as their understanding of director responsibilities. The independent directors will then determine if they will recommend the nominee to the shareholders. No person will be nominated unless he or she consents in writing to the nomination and to being named in the Company's proxy statement and agrees to serve, if elected.

Codes of Ethics

The Board expects all directors, as well as all officers and employees, to maintain the highest standards of professionalism and business ethics. All directors, officers and employees are required to adhere to the Company's Code of Ethics, which is contained in the Union Bank Employee Handbook. That Code of Ethics is filed with the SEC as exhibit 14(ii) to the Company's 2005 Annual Report on Form 10-K. In addition, President and CEO Kenneth Gibbons and Vice President, Treasurer and CFO Marsha Mongeon are subject to a separate Code of Ethics for Senior Financial Officers and the Chief Executive Officer. That Code of Ethics is filed with the SEC as exhibit 14(i) to the Company's 2005 Annual Report on Form 10-K. The Company's Annual Reports on Form 10-K and other periodic reports are available on the SEC's website at www.sec.gov.

Attendance at Annual Meeting of Shareholders

The Board of Directors has adopted a policy stating that incumbent directors and nominees are expected to attend the Annual Meeting of Shareholders, absent exigent circumstances, such as illness, family emergencies and unavoidable business travel. Last year, all eight incumbent directors attended the annual meeting.

Communicating with the Board

Shareholders who wish to do so may communicate in writing with the Board of Directors, its committees, or individual directors regarding matters relating to the Company's business operations, financial condition or corporate governance. Any such communication should be addressed to the Board of Directors, or Board committee or individual director, as applicable, c/o Union Bankshares, Inc., P.O. Box 1346, Morrisville, VT 05661. The correspondence will be forwarded to the addressee for review and response, as appropriate in the circumstances.

Transactions with Management and Directors

Some of the incumbent directors and executive officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of Union Bank in the ordinary course of business, or have loans outstanding from the Bank, and it is anticipated that they will continue to do business with the Bank in the future. All loans to such persons or entities were made in the ordinary course of business, do not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions by Union Bank with unaffiliated persons, although directors were generally allowed the lowest interest rate given to others on comparable loans.

Compensation Committee Interlocks and Insider Participation

The Company is not aware of the existence of any interlocking relationships between the senior management of the Company and that of any other company.

Vote Required

Unless authority is withheld, proxies solicited hereby will be voted to fix the number of directors at eight and in favor of each of the eight nominees listed above to serve a one-year term expiring at the 2007 annual meeting of shareholders, or until their successors are elected and qualify. If for any reason not now known by the Company any of such nominees should not be able to serve, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or will be voted to fix the number of directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.

Election of directors is by a plurality of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                           AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Union Bankshares, Inc. (the "Company") operates under a written charter adopted by the Board. In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and its systems of internal controls.

The Audit Committee consists of Mr. Rollins (Chair), Mr. Marron and Mr. Bourgeois. The Board of Directors has determined that both Mr. Marron and Mr. Bourgeois are audit committee financial experts as defined by the SEC and that all members of the Audit Committee are independent within the meaning of AMEX listing standards and SEC regulations.

Management is responsible for the Company's internal controls and the financial reporting process, including preparing the Company's financial statements. The independent auditors are responsible for auditing the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion thereon. The Committee's responsibility is to monitor and oversee these processes. While the Company is not yet subject to the Sarbanes-Oxley Act of 2002, Section 404 governing internal controls, management has discussed compliance requirements and the time frame for adherence with the Audit Committee and the Company's independent auditors. Additionally, the Audit Committee has discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits and has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In 2005, the Audit Committee met nine times.

The Audit Committee has reviewed and discussed the Company's December 31, 2005 audited consolidated financial statements with management and with the Company's independent auditors. Specifically, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 "Communications with Audit Committees", as amended. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence. The Committee has considered and determined that the performance of non-audit services for the Company by the Company's external auditors, UHY LLP, is compatible with maintaining that firm's independence in connection with serving as the Company's independent public accountants. A description of the fees billed to the Company for the services of the independent auditors relating to 2005 is included in the proxy statement under the caption "INDEPENDENT AUDITORS."

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

The Committee has approved the selection of UHY LLP as the Company's independent auditors for 2006.

Submitted by the Union Bankshares Audit Committee

      Robert P. Rollins (Chair)
      Steven J. Bourgeois
      Richard C. Marron

                        COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") of the Board of Directors of Union Bankshares, Inc. (the "Company") is made up of three non-employee directors, Franklin Hovey, Robert Rollins, and Richard Sargent (Chair). Each of the members of the Committee was determined by the Board to be independent within the meaning of applicable listing standards of the American Stock Exchange ("AMEX").

During 2005, the Company did not have any salaried employees at the holding company level, but the Company's executive officers received compensation in their capacity as employees of the Company's subsidiary, Union Bank. The Committee's recommendations on compensation of the executive officers were, therefore, implemented by the Board of Directors of Union Bank, rather than the Company. However, during 2005, the same individuals served as directors of the Company and Union Bank.

Mr. Gibbons served as President and CEO and a director of the Company and Union Bank throughout 2005.

Salary and performance reviews for executive officers are normally done on an annual basis in January of each year. The Committee and subsidiary bank Board attempt to structure compensation packages for the executive officers that will assist in attracting and retaining competent senior management and will provide appropriate rewards for both personal and bank performance. Short-term incentive programs and, at certain levels, stock-based, long-term compensation, are also utilized as a means to increase senior management's focus on future growth in corporate earnings and shareholder value.

In determining appropriate executive salary and benefit compensation levels, the Committee and Union Bank Board reviewed and compared the performance level of Union Bank within its peer group utilizing data available from the FDIC, Alex Sheshunoff and Company, Bank Analysis Center, the accounting firm of Berry, Dunn, McNeil & Parker and other vendors. The Committee and Board also considered salary surveys prepared by other companies which specialize in compiling compensation and benefit packages for banks. In 2002, the committee hired Gallagher, Flynn & Company, PLC to examine the Company's overall compensation structure and to make recommendations to the Committee. In accordance with the recommendations of Gallagher, Flynn & Company, beginning 2002 and continuing in 2005, the Committee has chosen to broaden somewhat the group of executive officers of the Company and/or Union Bank to whom incentive stock options are awarded. In 2005 the Committee granted incentive stock options to four executive officers of the Company and/or Union Bank (including the Company's three executive officers, Mr. Gibbons, Ms. Borck and Ms. Mongeon).

In January, 2005, President and CEO Gibbons met with the Board of Directors of Union Bank for his annual review and the Compensation Committee presented its recommendations to the full Board. At that time Mr. Gibbons' salary was increased from an annual rate of $193,547 to $203,147, representing an increase of approximately 5.0%. In January 2005, Mr. Gibbons and certain other senior Union Bank officers were awarded a cash bonus based on the Bank's and their individual performances for 2004. Mr. Gibbons' bonus totaled $5,000. In July, Mr. Gibbons was awarded a discretionary cash bonus of .75% of the net income earned by Union Bank in the first six months of 2005 ($22,000). Payment of a mid-year discretionary bonus to the CEO based on subsidiary-level net income for the first six months of the fiscal year is consistent with the Bank's practice in prior years. Mr. Gibbons' 2005 mid-year bonus represents a similar percentage of Union Bank's net income for the first six months of 2004. This bonus has been paid only to Mr. Gibbons in light of his unique role as President and CEO of the Company and Union Bank. Mr. Gibbons also participates in the Union Bank-wide discretionary cash bonus program in which all employees receive a percentage of their salary as determined by Union Bank's Board of Directors. For 2005 this amounted to 4.0% of base salary paid in November to employees of Union Bank, including Mr. Gibbons and other senior executives. The Committee also awarded Mr. Gibbons an option under the Company's Incentive Stock Option Plan to purchase 2,000 shares of Company common stock at $23.30 a share, which was the per share market price of the Company's common stock on the date of the award (December 23, 2005). The award represented approximately 61.5% of the total of 3,250 shares optioned under the Plan in 2005 to four executive officers of the Company and/or Union Bank.

In determining Mr. Gibbons' 2005 salary level, the Board of Directors of Union Bank and the Committee considered the Bank's financial performance for 2004. Return on average equity of 14.75%, return on average assets of 1.70% (84th percentile in national peer group), and an efficiency ratio of 57.45% were attained. The ratios were considered favorable levels considering the state of the economy and consistent with prior years. In evaluating Mr. Gibbons' overall compensation, the Committee and Union Bank Board also considered the fees he received for serving as director of the Company ($7,024) as well as the use of a bank-owned automobile.

Consistent with the approach taken in compensating Mr. Gibbons, it has been the policy of the Compensation Committee to establish salary and benefit levels for other executive officers, including Vice President Cynthia Borck and Treasurer and Chief Financial Officer Marsha Mongeon, in a manner designed to reflect the executive's individual performance and contributions to the overall profitability of the Company. It was the Committee's belief that the bonus awards to Ms. Borck and Ms. Mongeon were justified because they met and in many cases exceeded previously established performance goals. The Committee intends to continue that general approach. The Committee also intends to provide appropriate incentives for executives to contribute to achieving both the Company's short-term and long-term objectives, by structuring executive compensation to include an appropriate combination of short-term cash incentives and long-term stock-based (incentive stock option) compensation.

Submitted by Union Bankshares, Inc. Compensation Committee

      Richard C. Sargent (Chair)
      Franklin G. Hovey II
      Robert P. Rollins

Pursuant to the rules and regulations of the SEC, neither the foregoing Audit Committee Report, the Compensation Committee Report nor the Stock Performance Graph below shall be deemed to be filed with the Commission for purposes of the Securities Exchange Act of 1934, nor shall any such material be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

                           STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return (stock price appreciation plus reinvested dividends) on Union Bankshares, Inc.'s common stock for the last five calendar years with (i) the cumulative total return on the stocks included in the NASDAQ Composite Index and (ii) the cumulative return on the stocks included in the SNL Financial (SNL) $250M- $500M Bank Asset-Size Index for the same time period. All of these cumulative returns are computed assuming the investment of $100 on December 31, 2000 and the reinvestment of dividends at the frequency with which dividends were paid (quarterly) during the applicable years.

                           Union Bankshares, Inc.

                                   [GRAPH]


                                                           Period Ended
                              ----------------------------------------------------------------------
Index                         12/31/00    12/31/01    12/31/02    12/31/03    12/31/04    12/31/2005
----------------------------------------------------------------------------------------------------

Union Bankshares, Inc.         100.00      142.85      159.78      266.32      250.34       253.02
NASDAQ Composite               100.00      79.18        54.44       82.09       89.59        91.54
SNL $250M-$500M Bank Index     100.00      142.07      183.20      264.70      300.43       318.97

--------------------
Source: SNL Financial LC, Charlottesville, VA

                             EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.


                          Position(s) with the Company and Subsidiary
Name and Age              and Occupation for the Past Five Years (1)
---------------------------------------------------------------------

Kenneth D. Gibbons, 59    President, Chief Executive Officer and Director,
                          Union Bankshares, Inc. and Union Bank
                          Morrisville, VT

Cynthia D. Borck, 55      Vice President and Director, Union Bankshares, Inc. and
                          Executive Vice President and Director, Union Bank
                          Morrisville, VT

Marsha A. Mongeon, 50     Vice President, Treasurer and Chief Financial Officer,
                          Union Bankshares, Inc. and Senior Vice President and
                          Treasurer, Union Bank
                          Morrisville, VT

--------------------
<F1>  The named officers also held the following positions with Citizens, prior to its merger with Union Bank in May, 2003: Mr. Gibbons, Director (1999-2003) and Interim President (February-May, 2003); Ms. Borck, Director (1999-2003); and Ms. Mongeon, Assistant Treasurer (2002-2003).

                           EXECUTIVE COMPENSATION

Summary Compensation Table

The executive officers of the Company did not receive separate compensation during 2005 and prior years for services rendered to the Company (other than, for Mr. Gibbons and Ms. Borck, in their capacity as Company directors), but did receive compensation for services rendered in their capacities as executive officers of Union Bank.

The following table shows annual compensation for services rendered in all capacities to the Company and its subsidiaries during each of the preceding three years, paid to each executive officer of the Company whose total salary and bonus in 2005 exceeded $100,000:

                         Summary Compensation Table


                                                                     Long Term
                                                                    Compensation
                                        Annual Compensation    ---------------------
Name and                                -------------------    Securities Underlying          All Other
Principal Position              Year     Salary      Bonus        Options/SARs (1)      Compensation (2)(3)(4)
--------------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons              2005    $203,147    $35,067          2,000 shs.                 $13,324
President, Chief Executive      2004     193,547     27,334          2,000 shs.                  12,499
Officer and Director of the     2003     184,633     25,550          2,000 shs.                  14,072
Company and Union Bank

Cynthia D. Borck                2005    $113,545    $ 8,511            750 shs.                 $10,687
Vice President and Director     2004     108,325      6,771            750 shs.                  11,009
of the Company and              2003      99,268      6,392            500 shs.                  14,470
Executive Vice President and
Director of Union Bank

Marsha A. Mongeon               2005    $108,000    $ 7,289            250 shs.                 $ 3,459
Vice President, Treasurer       2004     102,905      6,580            250 shs.                   3,527
and Chief Financial Officer     2003      98,904      6,399            250 shs.                   3,453
of the Company and Senior
Vice President and Treasurer
of Union Bank

--------------------
<F1>  All options shown in the table were granted under the Company's 1998
      Incentive Stock Option Plan and (i) are subject to a one-year holding period from the date of grant before they become exercisable; (ii) expire five years from the date of grant; and (iii) were issued at an exercise price equal to the fair market value of the Company's stock on the date of grant. Grant date fair market value for options shown in the table represents the closing price for the Company's common stock as reported on AMEX on the date of the option grant (or, if there were no trades on such date, on the next preceding date on which a trade occurred).
<F2>  Includes matching employer contributions under Union Bank's 401(k)
      plan, as follows: Mr. Gibbons, 2005-$6,300; 2004-$5,447; and 2003-
      $6,170; Ms. Borck, 2005-$3,663; 2004-$3,571; and 2003-$3,140; and Ms.
      Mongeon, 2005-$3,459; 2004-$3,159; and 2003-$3,123.
<F3>  Includes annual accruals under the Company's Deferred Compensation
      Plan of an actuarially determined amount intended to replace the reduction in benefits under the Union Bank Defined Benefit Pension Plan resulting from salary deferrals, as follows: Mr. Gibbons, 2004- $362; Ms. Borck, 2004-$748; and Ms. Mongeon, 2004-$368 and 2003-$330.
      There were no deferrals in 2005 and, therefore, no accruals.
<F4>  Mr. Gibbons' and Ms. Borck's totals include directors fees, as follows: Union Bankshares - for each of Mr. Gibbons and Ms. Borck, 2005-$7,024; 2004-$6,690; and 2003-$6,432; Citizens - Mr. Gibbons,
      2003-$1,470 and Ms. Borck, 2003-$4,898. Mr. Gibbons also has use of a bank-owned automobile, which is not reflected in the table.

Neither the Company nor Union Bank has any employment or change in control agreement with any of the three executive officers named above or any other senior executive or key employee.

Benefit Plans

Union Bankshares, Inc. Incentive Stock Option Plan. The Company's 1998 Incentive Stock Option Plan, adopted by the Board and approved by the shareholders, is designed to link senior management compensation more closely to corporate performance and to increases in shareholder value, and to assist the Company in attracting, retaining and motivating executive management. The plan is administered by the Compensation Committee, which consists of three independent, non-employee directors. Eligibility for awards is limited to those senior officers and other key employees of the Company or its subsidiary who are in a position to contribute significantly to the Company's profitability and who are recommended to the Board of Directors by the Compensation Committee.

Awards under the plan consist of options to purchase shares of the Company's common stock at a fixed price, at least equal to 100% of the fair market value of the shares on the day the option is granted. The options may be exercised for a fixed period of time established by the Board at the time of the grant, but no longer than ten years from the date of option grant. The optionholder may pay for the option shares with either cash or other shares of the Company's common stock (valued at their fair market value), including shares withheld upon exercise of the option.

Options granted under the plan contain various provisions and limitations intended to qualify them as incentive stock options under federal income tax laws. Generally, the optionholder will not recognize gain at the time the option is granted or exercised, but only upon later sale of the shares received upon exercise. The total number of shares of the Company's common stock that could be awarded under the plan is 75,000, subject to standard adjustments in the case of stock dividends, stock splits, recapitalization and similar changes in the Company's capitalization. To date, options for the purchase of 26,300 shares have been granted under the plan, leaving 48,700 shares available for future option grants.

The following table shows information about incentive stock options granted under the plan during 2005 to the three executive officers named in the summary compensation table:

                    Option/SAR Grants in Last Fiscal Year


                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                         Annual Rates of
                       Number of       % of Total                                          Stock Price
                       Securities     Options/SARs                                      Appreciation for
                       Underlying      Granted to       Per Share                        Option Term (3)
                      Options/SARs    Employees in     Exercise or      Expiration    --------------------
       Name            Granted (#)     Fiscal Year    Base Price (1)     Date (2)         5%        10%
----------------------------------------------------------------------------------------------------------

Kenneth D. Gibbons       2,000           61.5%            $23.30         12/22/10      $12,880    $28,440
Cynthia D. Borck           750           23.1%             23.30         12/22/10        4,830     10,665
Marsha A. Mongeon          250            7.7%             23.30         12/22/10        1,610      3,555

--------------------
<F1>  Represents the closing price of the Company's common stock on the date of grant (December 23, 2005) as reported on AMEX.
<F2>  All options listed in the table (i) were granted on December 23,
      2005; (ii) are subject to a one year vesting period before they become exercisable; (iii) expire five years after the date of grant; and (iv) are subject to early termination following the optionholder's termination of employment during the option period.

                   (footnotes continued on following page)




<F3>  Represents the hypothetical value that may be realized by the optionholder (hypothetical market price less the exercise price) assuming (i) a beginning per share market value of $23.30 for the Company's common stock, (ii) the market price increases annually at the stated rates and (iii) the option is held to its full term (5 years) before exercise.

                            --------------------

In assessing the grant date values in the above table, readers should keep in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date and that value will in large part depend, in turn, on the efforts of the Company's management team.

The following table shows certain information about the exercise of incentive stock options in 2005 and the year-end values of outstanding options held by the executive officers named in the summary compensation table.

            Aggregated Option/SAR Exercises in Last Fiscal Year,
                        and FY-End Option/SAR Values


                                                               Number of       Value of Unexercised
                       Number of                              Unexercised          In-the-Money
                         Shares                             Options/SARs at        Options/SARs
                       Underlying                             FY-End (2)            at FY-End
                      Options/SARs                           Exercisable/          Exercisable/
       Name            Exercised      Value Realized (1)     Unexercisable      Unexercisable (2)
---------------------------------------------------------------------------------------------------

Kenneth D. Gibbons       3,000             $25,590            7,000/2,000           $21,390/0
Cynthia D. Borck           0                  0                1,250/750               0/0
Marsha A. Mongeon          0                  0                 500/250                0/0

--------------------
<F1>  Represents the difference between the aggregate option exercise price and the closing price of the Company's common stock on the date of exercise as reported on AMEX.
<F2>  Year-end values are based on the closing price of the Company's common stock on December 31, 2005 as reported on AMEX ($22.80 per share), less the applicable option exercise price. Some of the outstanding stock options were not in-the-money as of such date.

Union Bank Discretionary Bonus Payments. Union Bank's Board of Directors has ordinarily paid to Mr. Gibbons each year, after the first two quarters of operations, a discretionary cash bonus based on Union Bank's net income for such period. This bonus was paid to Mr. Gibbons in each of the past three years. In each of the last three years, Ms. Borck and Ms. Mongeon received discretionary cash bonuses in January in amounts determined by the Board of Union Bank, upon recommendation of the Compensation Committee. Mr. Gibbons also received a discretionary cash bonus from Union Bank in January, 2005, but not in the prior years. In addition, Union Bank's Board has ordinarily paid a discretionary annual cash bonus to all employees each year (including Mr. Gibbons, Ms. Borck and Ms. Mongeon) equal to a percentage of base compensation. The applicable percentage for 2005 staff bonuses was 4% and for 2003 and 2004 was 3.5%. All of these discretionary payments have been a matter of Board practice and are not embodied in any formal written plan. The Union Bank Board may, in its discretion and at any time, discontinue some or all of these bonus payment practices or modify them in any way, including changing the manner in which bonuses are calculated or time or manner of payment, and changing the persons or categories of persons to whom the bonuses are paid. Discretionary cash bonuses paid to the Company's three executive officers during the preceding three calendar years are shown in the summary compensation table.

Union Bankshares, Inc. Deferred Compensation Plan. The Company has in effect a nonqualified deferred compensation plan for directors and executive officers under which participants were able to defer receipt of directors fees, salary or bonus, prior to December 31, 2004. Participation in the plan is limited to current participants, which include one of the Company's current outside directors and the three executive officers named in the summary compensation table. Deferred compensation benefits are calculated based on the amount deferred, earnings on deferrals and the length of the deferral period. Payments are generally made in 15 annual installments beginning after age 55, or on a later date specified by the participant. Payment in a lump sum is possible in some circumstances. Amounts previously deferred and benefit accruals under the plan represent a general unsecured obligation of the Company, and no assets of the Company have been segregated to meet its obligations under the plan. However, the Company has purchased life insurance to fund substantially all of the benefit payments under the plan.

New deferrals under the plan were suspended as of December 31, 2004, following passage of the federal American Jobs Creation Act of 2004, which contained tax provisions affecting deferred compensation arrangements. The Board is evaluating the impact on the plan of the Internal Revenue Service rules implementing the Act, which were adopted late in 2005, and will determine prior to year end 2006 what measures are necessary for compliance, including possibly amending, freezing or terminating the plan retroactive to December 31, 2004.

Union Bank Defined Benefit Pension Plan. Union Bank maintains a non-contributory defined benefit pension plan. All eligible employees of Union Bank join the plan upon completing at least 1,000 hours of service in a consecutive twelve-month period. An employee generally becomes 100% vested in the pension plan after 7 years. Benefits begin on retirement after age 65, although early retirement may be taken after age 55, with an actuarially reduced benefit.

The following table shows estimated annual pension benefits payable to an employee of Union Bank under the pension plan upon retirement at age 65 in 2006 under the most advantageous plan provisions available for various assumed levels of compensation and years of service. Benefit calculations are subject to the limitations under the Internal Revenue Code on the amount of the compensation that may be considered in such calculations ($220,000 for 2006) and on the amount of the annual benefit payable under the plan ($175,000 for 2006). The amounts shown in this table (i) are calculated on the basis of a straight-life annuity and upon certain other assumptions regarding Social Security benefits and compensation trends, and
(ii) assume that the individual retires at age 65 during 2006. Covered compensation for purposes of the benefit calculations includes salary and cash bonuses, but not other forms of compensation.


        Assumed Average
         3-year Annual
         Compensation                   Years of Service
        ------------------------------------------------------------
                              5          10         15         20
                           -----------------------------------------

           $ 15,000        $ 1,500    $ 3,000    $ 4,500    $  6,000
             25,000          2,500      5,000      7,500      10,000
             35,000          3,500      7,000     10,500      14,000
             45,000          4,500      9,000     13,500      18,000
             55,000          5,621     11,243     16,865      22,487
             65,000          6,946     13,893     20,840      27,787
             75,000          8,271     16,543     24,815      33,087
             85,000          9,596     19,193     28,790      38,387
             95,000         10,921     21,843     32,765      43,687
            105,000         12,246     24,493     36,740      48,987
            125,000         14,896     29,793     44,690      59,587
            150,000         18,209     36,418     54,627      72,837
            175,000         21,521     43,043     64,565      86,087
            200,000         24,834     49,668     74,502      99,337
            225,000         26,380     52,760     79,140     105,520
            250,000         26,380     52,760     79,140     105,520

As of December 31, 2005, credited service under the Company's Defined Benefit Pension Plan for each of the executive officers named in the summary compensation table were as follows: Mr. Gibbons, 20 years (the maximum number of years of credited service); Ms. Borck, 18 years; and Ms. Mongeon, 16 years.

Union Bank 401(k) and Profit Sharing Plan. Union Bank maintains a contributory, tax-qualified Employee Savings (401(k)) Plan covering all employees who meet certain eligibility requirements. Participants may elect to contribute up to a specified percentage of eligible compensation to their 401(k) plan account on a tax deferred basis. The plan provides for matching contributions by Union Bank, in the sole discretion of the Bank's Board of Directors. During each of the years 2005, 2004 and 2003, Union Bank made a discretionary 401(k) matching contribution of fifty cents for every dollar of compensation deferred by a participant, up to 6% of each participant's eligible compensation. Discretionary matching contributions made for the account of the Company's three executive officers during the preceding three calendar years are shown in the summary compensation table and footnotes. Although the plan also contains a discretionary profit sharing component, to date Union Bank has not elected to make a profit sharing contribution under the plan.

Other Employee Benefit Plans. Except as described in this proxy statement, neither the Company nor Union Bank maintains any special employee benefit plans or arrangements for their senior management. However, such individuals do participate in the Company's medical, dental, life, accidental death, disability, and salary continuation insurance plans, all of which are available to Union Bank's officers and employees generally.

                            INDEPENDENT AUDITORS

The independent registered accounting firm of UHY LLP ("UHY") has served as the Company's independent auditor since its first appointment by the Audit Committee on November 17, 2004, following the resignation on that date of the Company's predecessor independent auditor, Urbach Kahn & Werlin LLP ("UKW"). That resignation occurred in connection with the announcement earlier that year that the partners of UKW were joining UHY, a new independent registered public accounting firm organized by the partners of four accounting firms with offices in seven states. UHY is a legal entity that is separate from UKW.

Prior to the appointment of UHY to replace UKW, neither the Company nor anyone on its behalf had consulted with UHY, during 2004 or the preceding two fiscal years, regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the Company's financial statements, any matter that was the subject of a disagreement or any reportable event within the meaning of SEC rules. In addition, none of the reports of UKW on the Company's financial statements for two fiscal years prior to its resignation (2002 and 2003) contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During 2002 and 2003 and subsequent interim periods in 2004 prior to UKW's resignation, there were no disagreements between the Company and UKW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, nor any reportable events within the meaning of SEC rules. In accordance with SEC rules governing changes in independent auditors, following its resignation as the Company's auditor in 2004 UKW furnished to the Company a letter addressed to the SEC stating that it agrees with the foregoing statements.

The Audit Committee has selected UHY as the Company's independent auditor for 2006.

A representative of UHY will be present at the annual meeting and will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

UHY has a continuing relationship with UHY Advisors NY, Inc. ("Advisors") from which it leases staff who are full time permanent employees of Advisors and through which the partners of UHY provide non-audit services. While serving as the Company's independent auditors, UKW maintained a similar continuing relationship with Advisors. The services referred to in the table below under "Tax" were provided to the Company by Advisors. As a result of their arrangement with Advisors, UHY and UKW do not have full time employees and, therefore, all of the services referred to in the table below performed by UHY or UKW under "Audit" and "Audit Related" were performed for the Company by UHY or UKW, as the case may be, through permanent, full time employees of Advisors leased to UHY or UKW. UHY manages and supervises its audit engagement and audit staff and is exclusively responsible for the reports rendered in connection with its audit of the Company's 2004 and 2005 consolidated financial statements. Similarly, while serving as the Company's independent auditor, UKW managed and supervised its audit engagements and audit staff and is exclusively responsible for the reports rendered in connection with its audits of the Company's consolidated financial statements.

Audit Fees

Aggregate fees billed for professional services rendered to the Company by
(1) UHY and/or Advisors for the years ended December 31, 2004 and 2005, and
(2) UKW and/or Advisors for the year ended December 31, 2004 were as follows:


      Services Provided        2005            2004            2004
      -----------------------------------------------------------------
                           UHY/Advisors    UKW/Advisors    UKW/Advisors

      Audit                   $71,750         $57,696         $8,955
      Audit Related            11,350           7,500              0
      Tax                      10,810           8,560              0
      All Other                     0               0              0
                              --------------------------------------
      Total                   $93,910         $73,756         $8,955


The Audit fees for each of the two years shown in the table were for the audits of the annual consolidated financial statements of the Company included in the Company's annual report on Form 10-K and review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, filed with the SEC.

The Audit Related fees for each of the two years shown in the table were for assurance and related services relating to Union Bank's trust operations. Audit related fees for 2005 also include fees paid for assistance relating to implementation of various provisions of the Sarbanes-Oxley Act of 2002 and attendance at shareholder and disclosure control committee meetings.

Tax fees for each of the two years shown in the table were for services related to tax compliance, including the preparation of tax returns, review of estimates, consulting and tax planning and tax advice.

Audit Committee Pre-Approval Guidelines

All audit and non-audit services provided by UKW, UHY or Advisors, as the case may be, during the preceding two fiscal years were approved in advance by the Audit Committee. The Audit Committee has adopted Pre-Approval Guidelines relating to the provision of audit and non-audit services by the Company's external auditors. Under these Guidelines, the Audit Committee pre-approves both the type of services to be provided by the external auditor and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

In order to ensure timely review and approval, the Committee has delegated to the Chair of the Committee the authority to amend or modify the list of pre-approved services and fees, subject to prompt reporting to the full Committee of action taken pursuant to such delegated authority.

                            SHAREHOLDER PROPOSALS

Under SEC rules, management of the Company will be permitted to use its discretionary authority conferred in the proxy card for the annual meeting to vote on a shareholder proposal even if the proposal has not been discussed in the Company's proxy statement, unless the shareholder-proponent has given timely notice to the Company of his or her intention to present the proposal at the meeting. In order to be considered timely for consideration at the 2007 annual meeting, the shareholder-proponent must have furnished written notice to the Company of the proposal no later than March 5, 2007.

If a shareholder seeks to have his or her proposal included in the Company's proxy materials for the annual meeting, the notification deadline is earlier than noted in the preceding paragraph. In order to be eligible for inclusion in the Company's proxy material for the 2007 annual meeting, shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 19, 2006 and must comply in all respects with applicable SEC rules relating to such inclusion. Any such proposal will be omitted from or included in the proxy material at the discretion of the Board of Directors, subject to such SEC rules.

                                OTHER MATTERS

As of the date of this proxy statement, management knows of no business expected to be presented for action at the annual meeting, except as set forth above. If, however, any other business should properly come before the meeting, the persons named in the enclosed proxy form will vote in accordance with the recommendations of management.

Union Bankshares, Inc.
Morrisville, Vermont

                             PLEASE DETACH HERE

                                    PROXY
                           UNION BANKSHARES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                                MAY 17, 2006
The undersigned hereby appoints JoAnn Tallman and Marsha A. Mongeon, and each of them individually, as his or her lawful agents and proxies with full power of substitution in each, to vote all of the common stock of Union Bankshares, Inc. that the undersigned is (are) entitled to vote at the Annual Meeting of the Shareholders to be held at the offices of Union Bank, 20 Lower Main Street, Morrisville, Vermont on Wednesday, May 17, 2006, at 3:00 p.m., local time, and at any adjournment thereof.

1. TO FIX THE NUMBER OF DIRECTORS AT EIGHT (OR SUCH LESSER NUMBER AS CIRCUMSTANCES MAY WARRANT) FOR THE ENSUING YEAR AND TO ELECT THE NOMINEES LISTED BELOW.
         [ ]  FOR ALL NOMINEES              [ ]  WITHHOLD AUTHORITY
              (Except as noted below)            AS TO ALL NOMINEES

      INSTRUCTION: To withhold authority to vote for any individual nominee while voting in favor of the others, strike a line through the nominee's name in the list below:

     Cynthia D. Borck       Franklin G. Hovey, II    Richard C. Sargent
     Steven J. Bourgeois    Richard C. Marron        John H. Steel
     Kenneth D. Gibbons     Robert P. Rollins

               (All terms expire at the next annual meeting.)

In their discretion, the persons named as Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.

                 (continued, and to be signed on other side)

                             PLEASE DETACH HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THE BOARD RECOMMENDS A VOTE "FOR" ARTICLE 1. SHARES WILL BE VOTED AS SPECIFIED. IF THE PROXY IS SIGNED AND DATED, BUT NO VOTING SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ARTICLE 1.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

_____ I/we plan to attend in person.          Dated:_____________________, 2006
      (Number of persons attending: _____)    Please sign exactly as your
_____ I/we do not plan to attend in person.   name(s) appear(s) on this proxy
                                              card. If shares are held jointly,
                                              both holders should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee, guardian,
                                              or representative capacity,
                                              please give full title as such.
                                              If a corporation, please sign in
                                              full corporate name by president
                                              or other authorized officer. If a
                                              partnership or entity, please
                                              sign in partnership or entity
                                              name by authorized person.

                                              _________________________________
                                              Signature

                                              _________________________________
                                              Signature if held jointly